Exhibit 99.1

                  Cathay General Bancorp Announces Stock Split

      LOS ANGELES, Aug. 20 /PRNewswire-FirstCall/ -- Cathay General Bancorp (Nasdaq: CATY), the one-bank holding company for Cathay Bank, announced today that the company's Board of Directors approved a two-for-one split of the company's common stock, in the form of a 100% stock dividend, payable September 28, 2004, to stockholders of record on September 13, 2004. Stockholders will receive one additional share for every one share of Cathay General Bancorp common stock held on the record date.

      Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay General Bancorp said, "We are splitting our company's common stock to help make it more accessible to a wider range of investors and to help improve its liquidity."

      ABOUT CATHAY GENERAL BANCORP

      Cathay General Bancorp is the one-bank holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 32 branches in California, three branches in New York State, two branches in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Hong Kong and Shanghai, China. In addition, the Bank's subsidiaries, Cathay Investment Company and GBC Investment & Consulting Company, Inc., both maintain an office in Taipei. As part of its post-merger integration plans to efficiently serve its customers, Cathay Bank intends to close four additional branches in Southern California in October 2004 and to consolidate their operations with nearby branches. Cathay Bank's website is found at http://www.cathaybank.com/.

      FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

      Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the Company's ability to integrate its operations after its recent merger with GBC Bancorp and realize the benefits of that merger, demographic changes, fluctuations in interest rates, inflation, competition, war and terrorism, general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit, changes in business strategy, including the formation of a real estate investment trust (REIT) and the deregistration of its registered investment company (RIC), and legislative and regulatory developments, particularly the potential effects of recently enacted California tax legislation and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of REITs and RICs. These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2003, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

      Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213)
625-4749.

SOURCE  Cathay General Bancorp
    -0-                             08/20/2004
    /CONTACT: Monica Chen of Cathay General Bancorp, +1-213-625-4749/ /Web site: http://www.cathaybank.com /
    (CATY)

CO:  Cathay General Bancorp; Cathay Bank
ST:  California
IN:  FIN
SU:  DIV